EXHIBIT 23.1 - CONSENT OF REUVENI, HARTUV, TEPPER & CO.


CONSENT ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated November 16, 2004 relating to the December 31, 2003 and 2003 consolidated financial statements of WWAP, Inc. and Subsidiary, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Reuveni, Hartuv, Tepper P.C.
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Reuveni, Hartuv, Tepper & Co.


Tel Aviv, Israel
December 16, 2004